Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER

This AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 30, 2024, between CompoSecure, L.L.C., a Delaware limited liability company (the “Borrower”), Arculus Holdings, L.L.C., a Delaware limited liability company (“Arculus”), CompoSecure Holdings, L.L.C., a Delaware limited liability company (“Holdings”), the other Loan Parties (as defined in the Credit Agreement (as defined below)) party hereto, JPMorgan Chase Bank, N.A., as a Lender and as the administrative agent (in such capacity, the “Administrative Agent”), and the other Lenders party hereto (the “Consenting Lenders”).

RECITALS:

WHEREAS, the Borrower, Arculus, Holdings, the other Loan Parties party thereto, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of August 7, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto agree to amend certain provisions of the Existing Credit Agreement and grant certain waivers thereunder as set forth herein, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders party hereto are willing to do so, on the terms and conditions set forth herein; and

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Borrower, the other Loan Parties party hereto, the Lenders party hereto, and the Administrative Agent hereby covenant and agree as follows:

Section 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in each of the Loan Documents shall from and after the date hereof refer to such applicable Loan Document, as amended hereby.

Section 2. Amendments. Effective as of the Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)            Section 1.01 is hereby amended by adding the following definitions in appropriate alphabetical order:

"Amendment No. 1 Effective Date” means December 30, 2024.

“Management Agreement” means that certain Management Agreement, to be dated as of the Specified Spin-Off Effective Date, by and between Holdings, as the Company, and Resolute Holdings, as the Manager, as in effect on the Specified Spin-Off Effective Date; provided, that the Management Agreement shall be substantially in the form delivered to the Administrative Agent on the Amendment No. 1 Effective Date.

“Resolute Change of Control Condition” means any of the following: (a) David M. Cote and Thomas R. Knott shall both cease to be officers or members of the management team of Resolute Holdings, (b) the Resolute Permitted Holders shall cease to maintain “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares of Resolute Holdings representing at least 25% of the total voting power represented by the issued and outstanding capital stock of Resolute Holdings, and (c) any person or group other than the Resolute Permitted Holders shall have acquired beneficial ownership of shares of Resolute Holdings representing a percentage of the total voting power represented by the issued and outstanding capital stock of Resolute Holdings that exceeds the percentage of such total voting power then beneficially owned by the Resolute Permitted Holders.

“Resolute Holdings” means Resolute Holdings Management, Inc., a Delaware corporation.

“Resolute Permitted Holders” means David M. Cote, John D. Cote, Thomas R. Knott, Tungsten 2024 LLC, Resolute Compo Holdings LLC, Resolute ManCo Holdings LLC and each of their respective Affiliated Holders.

“Specified Distribution Agreement” means that certain Separation and Distribution Agreement, to be dated as of the Specified Spin-Off Effective Date, by and among PubCo and Resolute Holdings, as in effect on the Specified Spin-Off Effective Date; provided, that the Specified Distribution Agreement shall be substantially in the form delivered to the Administrative Agent on the Amendment No. 1 Effective Date.

“Specified Resolute Investment” means an investment made on or about January 2, 2025 and, in any event, prior to the consummation of the Specified Spin-Off by the Loan Parties in Equity Interests in Resolute Holdings in an aggregate amount not to exceed $10,000,000.

“Specified Spin-Off” means the distribution of the Equity Interests of Resolute Holdings on the Specified Spin-Off Effective Date pursuant to the Specified Distribution Agreement; provided, that the Borrower shall have provided the Administrative Agent with an executed certificate, dated as of the Specified Spin-Off Effective Date, certifying that (a) after giving effect to the Specified Spin-Off, no Default or Event of Default shall exist under the Credit Agreement, nor will any occur immediately after the consummation of the Specified Spin-Off or by the performance or observance of any provision of the Specified Distribution Agreement and (b) the Specified Distribution Agreement, the Specified Spin-Off and the related transactions have been duly authorized by all necessary corporate action.

“Specified Spin-Off Effective Date” means the effective date of the Specified Spin-Off; provided, that the Specified Spin-Off Effective Date shall be no later than February 28, 2025.

(b)            Section 1.01 is hereby amended by modifying clause (b) of the definition of “Permitted Acquisition” so that such clause, as modified, shall read as follows:

(b)  the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than (x) the businesses in which the Loan Parties are engaged on the Restatement Date, (y) businesses approved by the board of directors (or equivalent governing body) of any Loan Party and (z) in the case of each of clauses (x) and (y), any business activities that are substantially similar, related, or incidental thereto or a reasonable extension thereof;

(c)            Section 1.01 is hereby amended by modifying the following definitions in appropriate alphabetical order so that such definitions, as modified, shall read as follows:

“EBITDA” means, for any period, Net Income for such period, plus, without duplication, (i) the sum of the amounts for such period included in determining such Net Income of (A) Interest Expense, (B) Income Tax Expense, (C) Depreciation and Amortization Expense, (D) losses and expenses that are properly classified under GAAP as extraordinary, (E) actual one-time and non-recurring fees, expenses and costs relating to the Specified Spin-Off in an amount not to exceed $10,000,000 in the aggregate incurred on or prior to or within 30 days after the Specified Spin-Off Effective Date, (F) any non-cash compensation expense and other non-cash non-recurring expenses, (G) fees paid to independent directors in accordance with Section 6.09(g) and any amount paid pursuant to Section 6.08(a)(viii) of the Existing Credit Agreement, (H) [reserved], and (I) actual fees, expenses and costs incurred in connection with any Permitted Acquisition in an amount not to exceed 5% of the aggregate purchase consideration payable in connection with such Permitted Acquisition, less (ii) (A) gains on sales of assets and gains that are properly classified under GAAP as extraordinary, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and (B) any cash payments made during such period in respect of non-cash charges described in clause (F) taken in a prior period.

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“Material Contract” means (a) the Management Agreement and (b) each contract or agreement to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by the Borrower or such Subsidiary of $20,000,000 or more per annum (other than purchase orders in the ordinary course of business of the Borrower or such Subsidiary and other than contracts that by their terms may be terminated by the Borrower or such Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium).

(d)           Section 5.08(a) is hereby amended by modifying clause (a) so that such clause, as modified, shall read as follows:

(a)   The proceeds of the Loans and the Letters of Credit will be used only to refinance existing Indebtedness of the Borrower owing to the Lenders, to repurchase the Permitted Convertible Notes and to finance the working capital needs/for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business and to fund investments, Restricted Payments and repayment of Indebtedness permitted hereunder. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

(e)            Section 6.04 is hereby amended by (i) replacing the “; and” following clause (r) thereof with “;”; (ii) re-numbering clause (s) thereof as clause (u); and (iii) adding the new clauses (s) and (t) below immediately following clause (r) thereof:

(s)           the Specified Resolute Investment;

(t)           other investments, so long as the Borrower shall certify to the Administrative Agent and the Lenders (and provide the Administrative Agent with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent) that, after giving effect to the completion of such investment, on a pro forma basis, Holdings will be in compliance with (i) the covenant contained in Section 6.12(b) less 0.25 of the then applicable level and (ii) the covenant contained in Section 6.12(a); and

(f)            Section 6.05 is hereby amended by (i) replacing the “; and” following clause (g) thereof with “;”; (ii) re-numbering clause (h) thereof as clause (i); and (iii) adding the new clause (h) below immediately following clause (g) thereof:

(h)           to the extent constituting an asset sale, the Specified Spin-Off; and

(g)           Section 6.08(a) is hereby amended modifying clause (vi) thereof so that such clause, as so modified, shall read as follows:

(vi)         to the extent constituting a Restricted Payment, Holdings may make Restricted Payments reasonably required under the Specified Distribution Agreement to consummate the Specified Spin-Off;

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(h)           Section 6.09 is hereby modified so that such Section, as so modified, shall read as follows:

SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be reasonably obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04(f), (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (i) the Specified Spin-Off, and (j) transactions expressly contemplated under the Management Agreement; provided, that payments of the Quarterly Management Fee (as defined in the Management Agreement) shall not exceed, with respect to any fiscal quarter, 2.50% of EBITDA, as determined for the Loan Parties on a consolidated basis for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

(i)	Section 6.12(c) is hereby modified so that such clause, as so modified, shall read as follows:

(c)	[Reserved].

(j)	Clause (m) of Article VII is hereby modified so that such clause, as so modified, shall read as follows:

(m)	a Change in Control or Resolute Change of Control Condition shall occur;

Section 3. Limited Waiver. The Loan Parties acknowledge and agree that Resolute Holdings was not caused to become a Loan Party within the time period required by Section 5.14(a) of the Existing Credit Agreement and the Borrower has requested that the Administrative Agent and the Lenders party hereto agree to waive any Event of Default arising out of or related to the creation of Resolute Holdings without joining it as a Loan Party prior to the date hereof, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders party hereto are willing to do so. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Lenders party hereto, constituting the Required Lenders under the Credit Agreement, hereby waive any Event of Default arising out of or related to the creation of Resolute Holdings without joining it as a Loan Party prior to the date hereof; provided, that this limited waiver shall not constitute a waiver of any other provision of the Credit Agreement or any other Loan Document; and provided, further, that the agreement to waive any Event of Default referenced herein is a one-time waiver and shall not be construed as an agreement to waive any similar future requirement or any future Event of Default.

Section 4. Release. Effective solely upon satisfaction of each of the conditions precedent set forth in Section 5 below, upon the consummation of the Specified Spin-Off pursuant to the Specified Distribution Agreement, any Liens on the Equity Interests of Resolute Holdings in favor of the Administrative Agent securing the Obligations shall be immediately and automatically released and the Administrative Agent shall take or cause to be taken such further actions as reasonably requested by Borrower to evidence the release of such liens.

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Section 5. Effectiveness.

5.1            Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which all such conditions are satisfied and/or waived, the “Amendment No. 1 Effective Date”):

(i)            this Amendment shall have been executed by Holdings, the Borrower, the other Loan Parties party hereto, the Administrative Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(ii)           the Administrative Agent shall have received a fee letter, in form and substance satisfactory to the Administrative Agent (the “Amendment No. 1 Fee Letter”) from the Borrower;

(iii)          the Administrative Agent shall have received executed copies of the Management Agreement, the Specified Distribution Agreement, and each material agreement or deliverable required in connection therewith;

(iv)          the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Amendment No. 1 Effective Date and executed by its Secretary, Assistant Secretary or other executive officer of such Loan Party, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, or, in the case of the foregoing clause (C), certifying that no changes have been made to such documents since the last time delivered to the Administrative Agent; and (ii) a good standing certificate for such Loan Party from its jurisdiction of organization;

(v)           all representations and warranties of the Loan Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of Amendment No. 1 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; and

(vi)          the Administrative Agent shall have received all other fees payable to the Administrative Agent and any fees payable to the Lenders in connection with this Amendment and the Amendment No. 1 Fee Letter, together with all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Borrower under the Credit Agreement on or prior to the date hereof.

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Section 6. Miscellaneous.

6.1           Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)	the Borrower has the legal power and authority to execute and deliver this Amendment;

(ii)           the officer executing this Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof;

(iii)           the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the organizational documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against the Borrower;

(iv)          after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)           the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower under the Credit Agreement or any other Loan Document;

(vi)          this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii)         each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

6.2           Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Except as expressly provided herein, this Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement or any other Loan Document.

6.3            Waiver. The Borrower, by signing below, hereby waives and releases the Administrative Agent, each Lender and their respective Related Parties from any and all claims, offsets, defenses and counterclaims arising out of or related to the transactions contemplated by this Amendment or any of the other Loan Documents, or any act, omission or event occurring in connection herewith or therewith, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

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6.4           Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.5           Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or electronic (i.e., “pdf” or “tif”) signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.6           Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

6.7           JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

COMPOSECURE, L.L.C.,
as the Borrower

By:	/s/ Timothy W. Fitzsimmons
	Name:	Timothy W. Fitzsimmons
	Title:	Chief Financial Officer

ARCULUS HOLDINGS, L.L.C.,

By:	/s/ Timothy W. Fitzsimmons
	Name:	Timothy W. Fitzsimmons
	Title:	Chief Financial Officer

COMPOSECURE HOLDINGS, L.L.C.,
as Holdings

By:	/s/ Timothy W. Fitzsimmons
	Name:	Timothy W. Fitzsimmons
	Title:	Chief Financial Officer

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and as a Lender

By:	/s/ Radha Mehta
	Name:	Radha Mehta
	Title:	Authorized Officer

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

FULTON BANK, NA,
as a Consenting Lender

By:	/s/ Gregory C. Choi
	Name:	Gregory C. Choi
	Title:	Senior Vice President

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

East West Bank,
as a Consenting Lender

By:	/s/ Klaudia Pogace
	Name:	Klaudia Pogace
	Title:	AVP-II

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

Peapack Gladstone Bank,
as a Consenting Lender

By:	/s/ Frank H. D’ Alto
	Name:	Frank H. D’ Alto
	Title:	Senior Managing Director

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

TD Bank, N.A.
as a Consenting Lender

By:	/s/ Eric M. Baumann
	Name:	Eric M. Baumann
	Title:	Sr. Relationship Manager- Middle Market

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]

SOUTHERN BANCORP BANK,
as a Consenting Lender

By:	/s/ Shari Echols
	Name:	Shari Echols
	Title:	Vice President

[COMPOSECURE – AMENDMENT NO. 1 TO FOURTH A&R CREDIT AGREEMENT]